[KBF POLLUTION MANAGEMENT INC. LETTERHEAD]


PETER MANTIA                                                March 18, 1998
Solucorp Industries
250 West Nyack Road
West Nyack, New York  10994

---------------------------------
STRICTLY PRIVATE AND CONFIDENTIAL
---------------------------------

RE:  ESCROW ACCOUNT.

Dear Peter:

     This letter will serve as our understanding that the portion of the License Fee due and owing under the terms of the Licensing Agreement (hereinafter the "Agreement") executed by the parties of even date herewith shall be held in escrow by Sonageri & Fallon LLC, Continental Plaza II, Hackensack, New Jersey 07601 (the "Escrow Agent") and shall be released from same pursuant to the following conditions, contingent upon all regulatory approval.

     All capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement.

     1. After an initial 38,110 shares of unrestricted common stock of the Licensee are issued and released to the Licensor immediately, a total 152,440 shares of unrestricted common stock of the Licensee shall be placed into the escrow account.

     2. 50,813 shares of this stock shall be released to the Licensor from escrow on April 20, 1998, 50,813 shares shall be released on May 20, 1998, and 50,814 shares shall be released on June 20, 1998.


                                             Very Truly Yours,


                                             KBF POLLUTION MANAGEMENT INC.

                                             By: /S/ LAWRENCE M. KREISLER
                                                 -------------------------
                                                     Lawrence M. Kreisler
                                                     Chief Executive Officer

Confirmed and Agreed to by:
SOLUCORP INDUSTRIES LTD.

By: /S/ PETER MANTIA
    ----------------
        Peter Mantia
        President

                               LICENSING AGREEMENT
                               ===================

This Licensing Agreement is effective as of this 20th day of March, 1998 by and between KBF Pollution Management, Inc., a New York Corporation, with offices located at One KBF Plaza, End of Jasper Street, Paterson 07522 (hereinafter the "Licensor") and EPS Environmental, Inc. dba Solucorp Industries, a British Columbia Corporation, with its principal offices located at 250 West Nyack Road, West Nyack, New York 10994 (hereinafter the "Licensee").

                                   WITNESSETH

WHEREAS, the Licensor owns the exclusive rights to a patent-pending process to separate, recover and reclaim metals from liquids by the addition of certain reagents (hereinafter the "Technology"), under prescribed methodological conditions (hereinafter the "Process"); and,

WHEREAS, the Licensor possesses expertise in determining the nature and extent of the applicability of the Technology and Process (hereinafter the "Know-how"); and,

WHEREAS, the Licensee is involved in the environmental remediation business and desires to obtain a License for the use and marketing of the Technology and Process to remediate, recover and/or treat liquid streams of wastes containing metals throughout the world.

NOW THEREFORE, in consideration of the foregoing premises and of the mutual promises, covenants, conditions, and limitations herein contained, as well as other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Licensor and the Licensee do hereby agree as follows:


                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

As used above and throughout this entire Agreement, the following terms shall have the meanings as hereinafter defined:

1.01 Affiliates. Any entity in which a party to this Agreement or any of its stockholders, directors or officers has a direct or indirect ownership interest (other than insubstantial interests in publicly held companies), or any entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a party to this Agreement.

1.02 Consumer Price Index ("CPI"). The index used for site specific price escalation as determined by the prevailing official rates and other factors of the national market in which that site exists (see Attachment B).

1.03 Demand. The demand for the Licensed Material shall be evidenced by any and all potential clients, customers, third party environmental remediation or management companies, governments and/or site operators which generate or in any manner produce, remediate or manage any liquid metal bearing waste to which the Licensed Material may apply.

1.04 Effective Date. The effective date of this Agreement shall be the 20th day of March, 1998.

1.05 Engineering Contractor. An engineering and/or construction firm shall be designated for each site. This engineering contractor will work directly with the Licensor in the design and engineering of the site, and consult with the Licensor as needed during the construction of the site. The engineering contractor will be required to enter into separate agreements directly with the Licensor.

1.06 Essential Components. Components without which the Technology and/or the Process would be, at worst, ineffective, and at best, inefficient. These components include SST, a required polymer and


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                                       1
     the items and categories of equipment provided for pursuant to the terms and conditions of each site specific agreement. All essential components shall be purchased directly from the Licensor.

1.07 F.o.b. Shipping. Method of shipping having that meaning ascribed to it by standard convention that essentially provides that title for any goods purchased changes hands at the point of distribution. The Licensee will after taking such title be responsible for all costs, taxes, transportation, insurance and/or damage.

1.08 Feasibility Study. Upon the provision of certain information and samples, detailed herein, the Licensor will perform an analysis of each site and the existing contamination and/or waste stream. This study will allow the Licensor to determine the nature and the extent of the applicability of the Technology and Process. This feasibility study will ultimately form the basis for all subsequent design, engineering, technical assistance, training and standard operating procedures for each site.

1.09 Gross Receipts. The residual gross revenue upon which the royalties payable hereunder shall be calculated in accord with the principles outlined in Attachment B, specifically Section A of said Attachment.

1.10 Know-how. The Licensor possesses considerable knowledge and experience in practicing the Licensed Material. Every site and every stream of waste is unique and requires different procedures, quantities of reagents and equipment to process efficiently. The Licensor's expertise in this respect is critical in determining the nature and extent of the applicability of the Technology and Process to each individual site or stream of waste. Know-how is expressly excluded from Licensed Material.

1.11 Letter of Credit. Stand-by letter of credit with site draft attached provided by banking institution approved by the Licensor.

1.12 Licensed Material. The license herein granted applies to the use and marketing of the present Technology and Process to remediate, recover and/or treat liquid streams of wastes containing metals as defined in Attachment A, annexed hereto, and does not apply to other technologies or processes now existing or hereafter to be created, designed or engineered by the Licensor.

1.13 Off-Spec Waste or Site. Pursuant to the terms herein, the Licensor will be performing a feasibility study for each site. This study is critical to determining the nature end the extent of the applicability of the Technology and Process, as well as the design, engineering and construction for each site. In order to perform this feasibility study, samples and other information must be provided. If the actual site or waste characteristics materially differ from the sample's characteristics, the site or waste will be deemed by the Licensor to be off-spec.

1.14 Patent. Shall refer to and include applications for letters patent, letters patent (including reissues, divisions, continuations or extensions thereof), and rights by license or otherwise acquired under letters of patent whenever acquired, owned, or possessed, applicable to the use of the Technology and Process to remediate, recover and/or treat liquid streams of wastes containing metals as defined in Attachment A, annexed hereto.

1.15 Polymer. A coagulating compound that may or may not be used in treatment. Its use will be a function of the characteristics of the individual site and/or waste at issue. The polymer is one of the essential components as that term is defined herein.

1.16 Process. The portion of the Licensed Material that details the general methodology for the correct application of the Technology to remediate, treat, recover and reclaim metals from liquid waste for re-use as provided for in Attachment A, annexed hereto.

1.17 Quality Control and Assurance ("QC QA"). The quality control and quality assurance protocols are essential to the effective and efficient operation of the Technology and Process. Failure to conform


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                                       2
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     to these  protocols may result in the failure of the Technology and Process to perform the functions contemplated herein.

1.18 Reagent. A chemical compound that is required for the use of the Licensed Material.

1.19 Recovered Product. An ultimate end product of the use of the Licensed Material. The recovered product will take the form of a dried powder that will have moderate to high concentrations of elemental metals. The recovered product is analogous to virgin ore taken directly from the ground and is likely to have concentrations of metals and a higher commercial value than virgin ore.

1.20 Related Company. Any third party with whom the Licensee has entered into a partnering, licensing, sales, marketing, contracting, or other remediation, recovery and/or treatment relationship with for the express purpose of carrying out the transactions contemplated hereby in the Grant Territory.

1.21 Selective Separation Technology ("SST"). An essential chemical component of the Technology without which the Licensed Material would be ineffective.

1.22 Site Approval. After performing the initial feasibility study for a specific site, the Licensor will make a determination as to whether or not and/or to what extent the Licensed Material applies to the characteristics of the site. The Licensor, upon making its final determination will issue a site approval and prepare a preliminary proposal for the process to be employed at the site.

1.23 Site Operator. The Related Company or other entity in charge of the management and/or operations of an individual site.

1.24 Site Specific Agreement. Separate per site agreement contemplating the use of the Technology and Process as applied to the specific conditions of one individual site. It is the intent of the parties hereto to enter into a site specific agreement for each and every site, as that term is herein defined. This agreement shall state with precision (in terms of U.S. dollars) the gross per gallon receipts and other price and cost terms herein referenced for each site, which terms will be defined upon the final site approval of each site (see Attachment B). This agreement shall also detail with precision all such terms herein referenced that remain discretionary and conditioned upon final site approval, including, but not limited to, any terms detailing the requisite standard operating procedures and quality control protocols, the required essential equipment and the furnishing of Know-how to the site operator or other third party.

1.25 Site. A specific treatment or remediation system, designed for the treatment, recovery and/or remediation of a specific stream of waste using the Licensed Material. There can be more than one site at any one individual location.

1.26 Standard Operating Procedure ("SOP"). As part of the preparation of the final design proposal for each site, the Licensor shall prepare a site specific standard operating procedure manual for the site. All site personnel will be trained according to the standard operating procedure of their respective sites. Strict adherence to SOP protocols is essential to the efficient use of the Licensed Materials.

1.27 Technology. The portion of the Licensed Material that details the general chemistry and reagents for the correct application of the Technology to remediate, treat, recover and reclaim metals from liquid waste as provided for in Attachment A, annexed hereto.

1.28 Work-plan. After performing the initial feasibility study for each site, and upon issuance of the specific site approval, the Licensor will prepare a preliminary proposal and work plan for the design and construction of the site. This proposal will be presented to the Licensee or any Related Company, including the engineering contractor for inclusion into the a final work plan for each site.


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                                       3

                                   ARTICLE II
                                   ----------
                  GRANT OF LICENSE; TERRITORY AND LIMITATIONS
                  -------------------------------------------

2.01 Grant. The Licensor hereby grants to the Licensee, for approved sites within the Grant Territory only, as provided for by provision 2.02 hereof, the exclusive right, license and privilege, subject to provision 5.07 hereof, to use and market the Technology and Process to remediate, recover and/or treat liquid streams of wastes containing metals.

2.02 Grant Territory. The exclusive license herein granted is world-wide and for only those sites approved by the Licensor.

2.03 Scope. The grant shall be inclusive of the right, license and privilege solely to the use of the Technology and Process as contemplated by this Agreement only.

     (a) Exclusion of Know-how. The parties hereby agree that Know-how, as that term is herein defined, will be furnished by the Licensor, pursuant to the terms as herein defined, on a site specific basis as needed for the consideration defined in Article IV, "Royalties and Fees," and that this Know-how shall not be included in the grant of the Licensed Material.

     (b) Exclusion of the Manufacture of Reagents. Neither the Licensee or any Related Company, Affiliate, sublicensee or other party shall have the right to manufacture SST or the polymer required for the Technology and Process as herein defined or referenced, and shall purchase the SST and the polymer exclusively from the Licensor on the cost basis and upon terms defined in Article IV, "Royalties and Fees," and the applicable site specific agreement.

     (c) Exclusion of New Technologies; Processes and Know-how. The license herein granted applies to the Technology and Process in existence on the effective date of this Agreement, and does not apply to other technologies or processes now existing or hereafter created, designed or engineered by the Licensor or others. In the event that the Licensee desires to obtain the rights to any additional technologies or processes now or hereafter existing, the granting of such rights shall be subject to separate written agreement then to be negotiated, for which rights the Licensee shall have a right of first refusal in the Grant Territory only.

2.04 Site Specific Approval. The Licensee shall not under any circumstance use or otherwise arrange for the use of the Licensed Material in any site not approved by the Licensor.

2.05 Transferability. The grant of the License to Licensee is nontransferable, nonassignable and indivisible. The Licensee shall have the right, however, to sub-license to any third party upon the prior express written consent of the Licensor, which consent shall not be unreasonably withheld. Upon such circumstance, the Licensor reserves the right, free of restriction, to make independent arrangements with the third-parry with respect to the furnishing of Know-how, purchase of reagents and equipment quality control and assurance, training, record keeping and reporting, and any technical or other support that may be required.

2.06 No Competitive Technologies, Processes or Know-how. Until either party shall give to the other notice of termination of this Agreement as hereinafter provided: (a) Licensee shall not enter into any other license agreement for any directly competitive Technology and/or Process within the Grant Territory and,
(b) the Licensee shall not directly or indirectly undertake to purchase and/or use any directly competitive Technology or Process, if any such technologies and/or processes presently or hereafter exist, except those of the Licensor.

2.07 Sales Through Related Company. Licensee shall have the right to conduct sales, marketing and contracting through a Related Company provided that the Licensee shall be responsible for the payment


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                                       4
of royalties and other obligations under this Agreement. The Licensee shall within reason disclose to the Licensor the identity of any such Related Company, and provide copies of all relevant agreements in place with the Related Company that are reasonably related to the transaction contemplated by this Agreement.

2.08  Patent  Coverage  Delimited.  No  license  or right is hereby  granted  by implication or otherwise, with respect to any other letters patent or applications thereto except as specifically set forth herein and in Attachment A, annexed hereto.

2.09 Breach Event. Breach of this Article of the License Agreement in any manner shall be deemed a material breach for which the Licensor may pursue termination in full accord with the provisions of this Agreement.


                                   ARTICLE III
                                   -----------
                             TERMINATION AND TENURE
                             ----------------------

3.01 Term. This agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of five (5) years ending on March 20, 2003. The term of this Agreement shall automatically renew for successive periods of one year at the end of the term hereof, including renewal terms, unless either party shall have given written notice of non-renewal at least one year prior to the end of the term.

3.02 Material Breach. If the Licensee shall at any time and for any reason not make payment to the Licensor of any royalty or other amount agreed to be paid hereunder by the date required by this Agreement as required under any site specific agreements, or shall default in the making and provision of any report hereunder required by the date required by this Agreement, or shall commit any breach of any covenant or agreement herein contained, or shall negligently make any false report and shall fail to remedy such default, breach or report within thirty (30) days in the case of the Licensee or sixty (60) days in the case of any potential sub-licensee after written notice thereof by Licensor, Licensor may, at its option, terminate this Agreement and the Licenses herein granted by written notice of such termination.

     (a)  in the event of any or more of the following:

          (i) any breach of this Agreement not cured within sixty (60) days after notification thereof;

          (ii) insolvency or bankruptcy of either party;

          (iii) appointment of a trustee or receiver for either party;

          (iv) the failure of the Licensee to use its best efforts to satisfy any of the Demand, as herein defined in the Grant Territory after a period of one (1) year from the date of this Agreement;

          (v) the failure of the Licensee to comply with and abide by the terms of any the Licensor's feasibility studies, final work plans or designs, quality control and assurance procedures and reporting requirements or any instructional manual detailing the standard operating procedures for each site; and/or,

          (vi) the production by the Licensee of any intentionally misleading or otherwise fraudulent or false report.

          then, and in addition to all other rights and remedies which either party may have in law or equity, the party not in default may at its option terminate this Agreement by written notice. Such termination shall become effective on the date set forth in the said notice of termination but in no event shall it be earlier than thirty (30) days from the date of notice thereof. The waiver of the right of termination for any default under this Agreement shall


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                                       5
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          not constitute a waiver of the right to claim damages for such default or the right to terminate for any subsequent default.

3.03 Agreement Not to Use or Employ. On termination of this Agreement, Licensee hereby agrees that it will not, in perpetuity, either directly, indirectly or through any or its Related Companies or Affiliates, Licensees, sublicenses, clients, or partners, use or employ any information disclosed by the Licensor from the patent disclosures and applications, technologies, trade secrets, designs, formulas, processes, Know-how, contracts, samples, feasibility studies, work-plans, project documentation, books, instructional volumes, notes, drawings, writings, documents, files, models, photographs, videos, drawings, sketches, ideas, concepts and inventions in any stage of development or completion, improvements and discoveries relating to the rights, privileges and license, and any improvements thereto, which are the subject matter of this Agreement.

     (a) Sublicense Contingency. In the event that, pursuant to provision 2.05, and upon the express written consent of the Licensor, the Licensee sublicenses any rights or privileges to any third party, the Licensee shall impose the same condition in perpetuity upon its sublicensees with respect to not using any of the information disclosed by the Licensor or the Licensee from the Licensor's patent disclosures and applications, technologies, trade secrets, designs, formulas, processes, Know-how, contracts, samples, feasibility studies, work-plans, project documentation, books, instructional volumes, notes, drawings, writings, documents, files, models, photographs, videos, drawings, sketches, ideas, concepts and inventions in any stage of development or completion, improvements and discoveries relating to the rights, privileges and license, and any improvements thereto, which are the subject matter of this Agreement

     (b) Covenant to Enforce as to Sublicensee. The Licensee agrees and hereby covenants that it shall engage in all reasonable efforts to enforce the terms of this subsection 3.03 as against any possible defaulting sublicensee, the failure of which enforcement may result in the initiation of suit in infringement and breach as against any possible defaulting sublicensee.

3.04 Surrender of Rights and Know-how. On the termination of this Agreement, for any reason whatsoever, Licensee, its Related Companies or Affiliates shall deliver to Licensor all parent disclosures and applications, technologies, trade secrets, designs, formulas, processes, Know-how, contracts, samples, feasibility studies, work-plans, project documentation, books, instructional volumes, standard operating procedures, notes, drawings, writings, documents, files, models, photographs, videos, drawings, sketches, any and all duplicated materials on whatever media so reproduced, ideas, concepts and inventions in any stage of development or completion, improvements and discoveries relating to the rights, privileges and license, and any improvements thereto, which are the subject matter of this Agreement.

     (a) Sublicense Contingency. In the event that, pursuant to provision 2.05, and upon the express written consent of the Licensor, the Licensee sublicenses any rights or privileges to any third party, the Licensee shall to the best of its ability cause said sublicensee(s) to deliver to Licensor all patent disclosures and applications, technologies, trade secrets, designs, formulas, processes, Know-how, contracts, samples, feasibility studies, work-plans, project documentation, books, instructional volumes, standard operating procedures, notes, drawings, writings, documents, files, models, photographs, videos, drawings, sketches, any and all duplicated materials on whatever media so reproduced, ideas, concepts and inventions in any stage of development or completion, improvements and discoveries relating to the rights, privileges and license, and any improvements thereto, which are the subject matter of this Agreement.

3.05 Disposal of Inventory. In the event of termination, Licensor shall be given right of first refusal to purchase any reagents and/or stocks of any raw materials, as required to have been purchased from the Licensor pursuant to the terms herein defined, as the Licensee and/or any Related Company, Affiliate or


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                                       6
sublicensee of the Licensee may have in its possession. If the Licensor does not buy said inventories, the Licensor will give to the Licensee or Related Company, Affiliate or sublicensee the right to continue selling or using the stock on hand and raw materials until these stocks on hand are exhausted.

3.06 Rights and Obligations Upon Termination. In case of termination, Licensor shall have the right to give public notice thereof in such manner and at such time and places as it may deem advisable. Upon termination of this Agreement, by expiration or otherwise, the following rights, privileges and/or obligations shall continue to inure to the benefit of the parties:

     (a) The Licensor shall have the right, free of restriction, to directly contract or otherwise conduct any transaction in furtherance of the purposes herein contemplated with any Related Company, Affiliate, and/or sublicensee of the Licensee or any other third party then using, preparing for or otherwise anticipating the use of the Technology and Process.

     (b) The termination of this Agreement shall not relieve the Licensee in any way from its obligation to pay Licensor all royalties and fees which shall have accrued up to the effective date of termination.

     (c) Any termination or expiration of this Agreement shall not prejudice any cause of action or claim of Licensor accrued or to accrue on account of any breach or default by Licensee.

     (d) Any termination or expiration of this Agreement under this Article shall not prejudice the right of the Licensor to a final audit of the records of the Licensee in accordance with the provisions of Article IV hereof.

     (e) Any termination or expiration of this Agreement shall not affect the continued operation or enforcement of any provision of this Agreement which by its express terms is to survive expiration or termination.

3.07 Remedies. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and it will be impracticable and extremely difficult to prove, and further agree that such a breach would cause the aggrieved party irreparable harm, and each party hereby covenants and agrees that such aggrieved party shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages.


                                   ARTICLE IV
                                   ----------
                               ROYALTIES AND FEES
                               ------------------

All royalties and fees outlined hereafter become payable as scheduled herein:

4.01 License Fee. The Licensee shall pay to the Licensor, simultaneously with the execution and delivery of this license, an initial license issue fee of $500,000. The Licensee shall further pay to the Licensor a residual license fee of $0.0005 per gallon for the entire term of this agreement, which fee shall be paid by the Licensee out of its percentage of the total gross per gallon receipts, as that term is herein defined.

     (a) The initial license issue fee shall be paid in the form of unrestricted common stock of the Licensee, at 80% of its market value as of the close of business on March 19, 1998 (190,550 shares). Four-fifths of this stock shall be held in escrow by Sonageri & Fallon LLC, Continental Plaza II, Hackensack, New Jersey 07601. The stock held in escrow shall be released to the Licensor in three equal disbursements on April 20, 1998, May 20, 1998 and June 20, 1998.

     (b) The residual license fee shall be paid on the fifteenth (15th) of every month, commencing with the onset of operations at the first approved site and continuing in perpetuity thereafter on a per gallon basis.


================================================================================

4.02 Royalty. For the rights and privileges granted under the License, the Licensee shall pay to the Licensor, in the manner hereinafter provided, and until this license is terminated as herein provided, a standard royalty 50% of the gross per gallon receipts, as that term is herein defined, calculated on a per site basis (see Attachment B), for the use of the Technology and Process for the remediation, recovery and/or treatment of any and all quantities of liquid waste processed in the Grant Territory.

     (a) Minimum Royalty. Except upon the express written consent of the Licensor or as provided in provision 4.02 (b) hereof, in no event shall the Licensee pay to the Licensor a royalty of less than $3,000,000 for the first two years, and $2,000,000 per year thereafter for the remaining term of the agreement. In the event that the minimum royalty shall be paid, the first minimum royalty shall be payable in full by December 31, 1999, and all minimum royalties thereafter shall be payable in full at the end of the relevant calendar year.

     (b) In the event that the Licensed Material is not as warranted herein, and provided that the total gross receipts, as that term is herein defined, do not exceed $6,000.000 in the first two years and $4,000.000 per year for each year thereafter for the term of this Agreement, the extent of the Licensee's pecuniary liability for the minimum royalty payable hereunder to the Licensor shall be limited to 50% of the gross receipts.

     (c) The dollar amount of the royalty and all costs and calculations therefor shall be precisely detailed in each Site Specific Agreement to be entered into by the parties hereto upon the final site approval of each site. It is the intent of the parties to compute the above defined costs and figures on a per gallon basis, using dollars per gallon as the unit of calculation, and to standardize these costs by taking into account the total quantity of waste per site anticipated to be processed per year as herein contemplated. All costs of operations and reagents shall be expressed as a function of this projected total quantity (see Attachment B).

     (d) The royalty shall be computed per site, and shall under no circumstance be less than $0.007 per gallon. The royalty due on any one site shall not under any circumstance have any impact on the amount of the royalty due on any other site.

4.03 Purchase of Reagents. The Licensee shall cause to be purchased exclusively from the Licensor the SST at a rate of $18.00 per gallon, and a required polymer at a rate of $5.00 per pound. All costs of shipment of the reagents f.o.b. from the point of manufacture to the Grant Territory.

     (a) The payment will be tendered by an approved institutional stand-by letter of credit with site draft attached for each order or as approved in writing individually by Licensor.

4.04 Purchase of Equipment. Except upon the express written consent of the Licensor, the Licensor shall distribute and/or make available to the Licensee and/or the sublicensee and/or the site operator specific items of essential equipment at a cost plus ten and ten (10% plus 10%) basis.

     (a) The payment will be tendered by an approved institutional stand-by letter of credit with site draft attached for each order or as approved in writing individually by Licensor.

4.05 Feasibility Report. The Licensor shall at its own expense perform a feasibility study and produce a report thereon on a site by site basis.

     (a) The Licensee, or any of its Related Companies, Affiliates, sublicensees, site operators or the engineering contractor shall provide all relevant information for each site reasonably required by the Licensor to perform the initial feasibility study, including but not limited to samples, process descriptions, engineering drawings and schematics, precise quantity, flow and throughput figures, and, if travel to any site is for any reason impracticable, a video recording of the site.


================================================================================

4.06 Training. The Licensor shall at its own expense provide for all training for each site. All personnel will be trained for a two week period at the Licensor's facility in Paterson, New Jersey, and then for a period of time, not to exceed one week, at their respective site.

     (a) General Indemnification. The Licensee hereby agrees to indemnify and hold the Licensor harmless from all loss, expense (including reasonable attorney's fees) and damages arising out of any claims, demands and liabilities (including claims by Related Companies, sublicensees, employees and other third parties) incurred by the neglect, crime or other act of any person under control of the Licensee being trained by the Licensor.

4.07 Support. The Licensor shall be responsible for and shall render technical support to the Related Company, Affiliate, sublicensee, and/or the site operator at a cost of up to $300.00 per hour, but at no time less than $190.00 per hour (depending on the level of support required), for all technical support, billed to each quarter hour. All support fees shall be payable within thirty days of the date the support is rendered.

4.08 Quality Control Monitoring. All quality control monitoring shall be the responsibility of the Licensor and shall be charged to each site operator pursuant to the terms of its respective site specific agreement.

4.09 Escalation Factor and Price Adjustment. All prices and fees heretofore detailed in this Article will automatically escalate per calendar year pursuant to the following:

     (a) Per Annum Escalation. The per year fee escalation will be determined in accord with the provisions of section C of Attachment B, and as specified in each site specific agreement.

     (b) Discretionary Adjustment. All prices will be subject to further discretionary adjustments where market forces and other unforeseen factors resulting in increased costs to the Licensor require any such increases to be proportionately passed along to the Licensee.

     (c) Annual Review of Royalties. The parties hereby agree that they shall conduct an annual review of the royalty schedule herein defined at or about each anniversary date of this agreement, at which time the parties agree, as part of the consideration for this Agreement, that they may, only upon the express written consent of both parties, modify the amounts of the royalties payable hereunder.

4.10 Reports, Records and Audits. The Licensee hereby covenants, as part of the consideration for this Agreement, that it shall cause to be paid any and all reasonable costs associated with ensuring compliance with the record keeping, reporting and auditing procedures as defined herein by causing to be integrated into any sublicensing or other agreement entered into for the purposes herein contemplated sufficient provisions to ensure said compliance as against any Related Company, Affiliate, sublicensee or other third party.

     (a) Records. Licensee agrees that it shall cause to be kept accurate records in full accord with the site specific Standard Operating Procedures in sufficient detail to enable the royalties payable hereunder to be determined, and agrees to cause such records to be made available for inspection from time to time during the term of this Agreement. Such inspection shall be made by authorized representatives of the Licensor at reasonable intervals during normal business hours to the extent necessary to verify the reports and payments required as specified herein.

     (b) Reports. Reports shall be produced in accord with the notice provisions hereof, on an as needed basis to the extent deemed necessary by the Licensee and/or Licensor. The intent of any such report is to clearly and unambiguously set forth the following information:

          (i) Influent gallonage, flow, rate and throughput statistics measured hourly, with specific reference to time of measurement and cumulative quantity and flow data;


================================================================================

          (ii) Analytical data, including but not limited to, concentrations of inorganic, and when applicable, organic compounds and pH of both the influent and effluent. This data shall be compiled hourly;

          (iii) Precise quantities used of SST and polymer per day;

          (iv) Any additional information deemed necessary and requested by the Licensor; and,

          (v)  The assessment of the royalties due thereon.

     (c) Provision of Samples. To the extent that any site specific agreement calls for or otherwise requires samples to be taken at any time, such samples shall be taken and clearly and unambiguously identified in full accord with the site specific standard operating procedure.

     (e) Procedure on Audit. It is hereby agreed that Licensor shall have the privilege of having a certified public accountant, or other representative or agent of the Licensor audit all statements of account, reports and records required or contemplated by this Agreement to be made by Licensee to Licensor, as frequently as Licensor may desire to have such audits made, and that Licensee shall place at the disposal of said certified public accountant for the purposes of this paragraph any and all records essential to the verification of such reports. The expense of such audits and verifications shall be borne jointly by the Licensee and Licensor except upon the development of conditions giving either party reasonable cause to suspect any violation of the reporting and record keeping requirements defined herein, in which circumstance the site operator shall be responsible for all costs and expenses of the audit.

          (i) Reasonable Cause. Any information from whatever source derived that may be interpreted by either party as a potential violation of any term herein defined.

          (ii) Notice Prior to Audit. The Licensee and/or Licensor shall give to the site operator express written notice of its discovery of any fact, condition or circumstance giving the auditing party reasonable cause to suspect any violation of the terms of this
               Agreement.   The  site  operator  shall  be  given  a  reasonable
               opportunity to take corrective action not to exceed ten (10) business days. If, upon the failure of the corrective action to remedy the fact, condition or circumstance giving rise to reasonable cause, or upon the failure of the site operator to take corrective action, the Licensee and/or Licensor will arrange for the audit to commence immediately.

          (iii)Notice of Violation. The Licensee and/or Licensor shall provide express written notice of any violation revealed as a result of any audit conducted. The site operator will then be obligated to cure said violation or shall suffer default pursuant to the provisions of Article III hereunder.

          (iv) Examination Upon and After Termination Event. In the event of termination or expiration of this Agreement for any reason whatsoever, Licensee agrees to provide access, or to otherwise cause access to be provided, to the Licensor, its auditors, accountants or agents to inspect all said records and books of Licensee, and/or any sublicensee and/or any site operator and to investigate generally all transactions of business carried on by Licensee and/or any sublicensee and/or any site operator, or any of its Related Companies, in the Grant Territory pursuant to this Agreement and the License hereby granted, for a one (1) year period of rime after such termination.

4.11 Interest on Overdue Payments. Licensee shall cause to be paid to Licensor with interest thereon at the rate of 18% per annum any and all amounts past due and owing for sixty (60) days hereunder to the Licensor, calculated from the date when such payments are due and payable as provided herein to the date


================================================================================
of payment. This provision shall survive termination of this Agreement and shall remain in effect until all sums due including interest thereon are paid in full without offset or counterclaim.

4.12 Acceleration of Overdue Account. The payment provisions of this agreement are to be strictly construed with time being of the essence with regard to all payments to be made hereunder by the Licensee to the Licensor. The failure of the Licensee to make such payments on their due dates shall be deemed a material breach of this Agreement and the Licensor, at its option, may terminate this Agreement upon notice to the Licensee.


                                    ARTICLE V
                                    ---------
            OTHER PRINCIPAL RIGHTS AND OBLIGATIONS; PATENT PROVISIONS
            ---------------------------------------------------------

5.01 Representations and Warranties of Licensor. As of the effective date of this Agreement, Licensor represents and warrants to Licensee as follows:

     (a) Organization and Qualification. Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has the corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and thereby, Licensor is duly licensed or qualified to do business, and is in good standing, in every jurisdiction in which it is required to be so licensed or qualified due to its business or ownership of its assets and where failure to be so licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder.

     (b) Authority. Licensor has full power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement upon the concurrent payment to Licensor of the required licensing fees and payments, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by Licensor, and no other proceedings (corporate or otherwise) on the part of Licensor are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This agreement has been duly and validly executed and delivered by Licensor and (assuming the valid execution and delivery of the agreement by Licensee) constitute legal, valid and binding agreements of Licensor.

     (c) Consents and Approvals. There is no authorization, consent, order or approval of, or notice to or filing with, any individual or entity required to be obtained, given or made in order for Licensor to execute and deliver this Agreement, to consummate the transactions contemplated hereby and thereby and fully perform its obligations hereunder and thereunder.

     (d) Absence of Conflicts. The execution, delivery and performance by Licensor of this Agreement, and the consummation by Licensor of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which Licensor is subject, (ii) violate any order, judgment or decree applicable to Licensor, or (iii) conflict with, or result in a breach or default under, any term or condition of the charter or by-laws of Licensor, if applicable, or any agreement or other instrument to which Licensor is a party or by which Licensor is bound, or to which any of Licensor's assets are subject.

     (e) Brokers and Finders. Neither Licensor nor any of its officers, directors, employees, Affiliates or associates has employed any broker, finder or investment banker, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated by this Agreement.


================================================================================

     (f) Ownership and Right to License. Licensor represents and warrants that it is the owner of the world-wide exclusive right, title and interest in and to the applications for letters patent for the Licensed Material, and that it has the sole right to grant licenses under said applications for letters patent, prospective letters patent, reissues and extensions, of the scope herein granted.

     (g) Commercial Utility. Licensor hereby represents and warrants that the Licensed Material has commercial utility.

     (h)  Validity.   Licensor   hereby   represents   and  warrants  that  said
          application for letters patent is genuine and valid.


5.02 Acknowledgment of Validity. Licensee hereby covenants and agrees that it will not contest, nor assist others in contesting, the validity of the letters patent, or applications thereto, of the United States which are the subject of this Agreement, nor the title thereto of Licensor.

5.03 Third Party Infringement. If at any time any third party shall infringe the patent(s) licensed hereunder in the Grant Territory, then Licensee and/or the Licensor shall, promptly either (1) obtain a discontinuance of said infringing operations or (2) bring suit, bringing said suit in the name of the Licensee, or if so required by the laws of the State of New York, bringing suit in the name of the Licensor or joining Licensor as a party plaintiff with the Licensee. For this purpose Licensor shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by Licensee. The Licensor further covenants that it will otherwise provide all reasonable assistance to the Licensee in the prosecution of any such suit.

     (a) Prosecution of Rights. Licensee, with the reasonable assistance of the Licensor, agrees to bring and diligently prosecute such suits for the infringement of the aforesaid patent(s) as may reasonably be necessary to prevent unlicensed competition materially interfering with the businesses of the Licensee and Licensor hereunder. Whenever any suit is brought against any infringer by Licensee as above provided, Licensee shall immediately notify Licensor of such suit. The costs and expenses of such suit and all recoveries therefrom shall be shared equally by the parties hereto, except that, at the option of the Licensor, the Licensor's contribution shall be limited to one-half (50%) of the royalties payable to Licensor by Licensee during the pendency of any such action.

          (i) Trigger Event Duties Thereafter. If at any time hereafter any third party shall infringe any unexpired patent licensed hereunder and Licensor shall give notice in writing to Licensee of the existence of such infringement, including such evidence of infringement as Licensor may possess and if Licensee shall fail to assist in the suit against such third party as provided above or obtain a discontinuance of such infringing operations within six (6) months of the date of receipt of such notice, then Licensor may at its election either terminate this Agreement and the rights, privileges and license herein granted and any sublicenses that may be granted by the Licensee (pursuant to provision 2.05 of Article II above) or bring suit in its own name as against such infringer. Should Licensor bring suit in its own name as hereinbefore provided, Licensee shall execute such legal papers necessary for the prosecution of such suit as may be requested by Licensor, and Licensor shall be liable for all costs and expenses of such litigation and shall be entitled to receive and retain all recoveries therefrom. In the event that the Licensor should undertake such litigation, then the Licensor has the right to cancel the exclusive features of this license and may thereupon license others in the Grant Territory. In case the Licensee terminates this Agreement by material breach or otherwise failing to satisfy its duties as defined herein, Licensee shall assign to Licensor all sublicenses


================================================================================
               that may have been granted hereunder pursuant to provision 2.05 of Article II of this Agreement.

          (ii) Rights Reserved to Licensor. Licensor shall have the right, in any suit brought by the Licensee, pursuant to the foregoing, to be represented at its own expense by counsel of its own selection to the extent of having access to full information and opportunity to be heard in the councils and attorneys of the Licensee, but such expense shall not be considered as costs or expenses of the litigation unless Licensor elects to participate in the suit as provided in subparagraph (a) of this clause.

     (b) Defense of Third Party Suit. The Licensor agrees during the term of this Agreement to defend Licensee against any suit for infringement of any patent of third parties covering the Licensed Material so long as said patent(s) were issued prior to the effective date of this Agreement in the Grant Territory. This obligation is subject to the following conditions:

          (i) Licensee must have given notice to Licensor of the claim of infringement within twenty (20) days after receipt of service thereof upon Licensee;

          (ii) Licensors liability shall be restricted to the defense of any suits arising from claims based on any of the Licensor's letters patent, for the Licensed Material granted hereunder; and,

          (iii)Licensee shall render reasonable assistance to Licensor or, upon the request of the Licensee and at the Licensor's option, shall be permitted to defend against the suit and shall be entitled to receive and retain all recoveries, if any, therefrom.

     (c) No Effect on Royalties. Upon the circumstance of any suit for infringement being brought by Licensee and/or Licensor or against Licensee and/or Licensor, there shall be no effect upon the amount or schedule of royalties owing from the sublicensee or site operator as so defined in Article IV hereunder.

5.04 Improvements. Licensee, as a part of the consideration for the License hereby granted to it, hereby agrees to submit to Licensor during the term of this Agreement, all developments or improvements in the Licensed Material or Know-how made by or at the instance of the Licensee, and Licensee hereby agrees that, during the life of this Agreement, the Licensor and each of its Affiliates, both past and future, shall have the exclusive right to said developments and improvements, whether patented or unpatented.

     (a) Assignment to Licensor. Said developments or improvements shall be entirely assigned to the Licensor and shall be the sole property of the Licensor, except, however, that the Licensee shall automatically have an exclusive license thereunder in the Grant Territory without additional charge.

     (b) Development or Improvement. As used herein the terms development and improvement mean any design, process, method, modification, idea, concept or Technology, of whatever form, the use of which affects the Licensed Material in any one or more of the following ways:

          (i)  Reduces Process or Technology costs;

          (ii) Improves the efficiency or performance of the Process in any manner;

          (iii)Improves the efficiency or performance of the Technology in any manner;

          (iv) Improves reaction efficiency or performance in any manner;

          (v) In any way broadens the scope or range of Process and/or Technology applicability;


================================================================================

          (vi) Increases marketability; or,

          (vii)Results in any further invention that was reasonably discovered as a direct or indirect result of the Licensor disclosing any information herein contemplated as necessary to the rights, privileges and license herein granted.

     (c) Licensee's Covenant to Disclose. The Licensee hereby covenants to immediately communicate any developments, improvements, modifications, further inventions, and designs it or its Related Companies or Affiliates may discover, make, or develop with respect to the Licensed Material, Know-how and other information herein contemplated as necessary to the rights, privileges and license herein granted, and shall fully disclose to the Licensor the nature and manner of applying and utilizing such improvements, developments, modifications, further inventions and designs. Failure to promptly comply with this covenant in any manner shall be deemed a material breach for which the Licensor may pursue termination in full accord with the provisions this Agreement.

     (d) Development or Improvement by Licensor. The Licensor hereby agrees, as part of the consideration for this Agreement, that it shall make available all direct Developments and Improvements to the Licensed Material, made by or at the instance of the Licensor, for no additional cost and under the same terms as this Agreement, except as provided for in subparagraph 5.04(d)(i) hereof. The Licensee hereby agrees that, during the life of this Agreement, the Licensor and each of its Affiliates, both past and future, shall have the exclusive right to said Developments and Improvements, whether patented or unpatented. This provision shall apply only to those direct
          Developments and Improvements of the Licensed Material that are applicable to the same market (e.g. liquid metal bearing wastes) and the same media (e.g. liquid) that the Licensed Material presently applies.

          (i) Licensee to Bear Costs of Research and Development. The Licensee hereby agrees that it shall bear all costs and shall compensate Licensor for all reasonable expenses incurred by the Licensor in research and development of any direct Developments or Improvements as provided for by subparagraph 5.04(d) hereof. The Licensee shall pay this amount to the Licensor by reducing its percentage of the gross receipts as provided in provision 4.02 hereof and Attachment B, annexed hereto, by 10% to 40% for a period of time until the amount owing under this provision is paid in full.

     (e) New or Different Market. In the event that any Development or Improvement on the Licensed Material enables access to a new market (e.g. solid air or radioactive waste), the parties hereby agree that the terms of this License shall not apply. In such instance, the Licensee shall have the right of first refusal on entering into a separate license with the Licensor for such new market Developments or Improvements.

5.05 License Under Foreign Patents; Requirement of Foreign Patents. The Licensee shall have the right to the Licensed Material herein contemplated under any and all foreign letters patent now pending or hereafter to be filed expressly and exclusively corresponding to the herein defined United States letters patent. Under no circumstance shall the Licensee be permitted to use or sublicense the Licensed Material in any geographic region or country for the purposes herein contemplated prior to the Licensor's filing of the application for letters patent corresponding to the herein defined United States letters patent in that geographic region or country.

5.06 Licensor's Covenant to Disclose. In the event that the Licensor contacts or is ever contacted directly by any third party seeking to remediate, recover and/or treat liquid streams of wastes containing metals in the Grant Territory, the Licensor hereby covenants to disclose the identity of any such party to


================================================================================
the Licensee and to simultaneously therewith refer such party to the Licensee, except as provided for in Attachment C. annexed hereto.

5.07 Sales and Marketing; Commissions to Licensor. The Licensor shall have the right to engage the market on its own behalf provided that any such sales shall be made through the Licensee, upon which the Licensee shall pay a commission to the Licensor's sales or marketing agent, which commission shall be paid out of the Licensee's percentage of the gross per gallon receipts, calculated on a per site basis. The commission shall be paid in accord with the provisions of the relevant Licensor marketing agreement. All Licensor costs of sale shall be borne by the Licensee, and shall be deducted from its percentage of the gross per gallon receipts, calculated on a per site basis.

5.08 Profit and Commission on Licensor Sale of Licensee Product. In the event that the efforts of the sales or marketing agents of the Licensor result in any sale of any product or service of the Licensee, the Licensee shall pay to the Licensor 50% of the relevant gross receipts, calculated on a per site basis (see Attachment B), derived from any use or sale of any product or service of the Licensee in the Grant Territory. The Licensor shall pay the relevant commission to the Licensor's sales or marketing agent responsible for said sale of the Licensee's product or service.


                                   ARTICLE VI
                                   ----------
        KNOW-HOW, TECHNICAL ASSISTANCE, PURCHASE OF ESSENTIAL COMPONENTS
        ----------------------------------------------------------------

6.01 Know-how Commitment. The Licensor shall from time to time, and to such extent that it shall consider to be reasonably necessary for the performance of this Agreement, furnish to Licensee information essential to determining the nature and extent of the applicability of the Technology and Process. Only the Licensor has the right to divulge Know-how, and at no time shall the Licensee or its Related Companies or Affiliates divulge any Know-how taught or otherwise discovered.

     (a) Delimination of Commitment. The Licensor shall communicate to the Licensee upon request such information relating to the Licensed Material which shall in the opinion of the Licensor be of use to the Licensee in its licensed operations. Such information shall at the option of the Licensor, consist of any patent disclosures and applications, technologies, trade secrets, designs, formulas, processes, Know-how, contracts, samples, feasibility studies, work-plans, project documentation, books, instructional volumes, notes, drawings, writings, documents, tiles, models, photographs, videos, drawings, sketches, ideas, concepts and any improvements thereto, which are the subject matter of this Agreement, and which is directly applicable to the operations of the Licensee or its Related Companies or Affiliates. The Licensor shall undertake in the initial feasibility studies, work plan preparations, designs and engineering development, pursuant to the terms herein, of each individual site with respect to the Licensed Material and may provide special, specific or additional information pertaining thereto to the Licensee or its Related Companies or Affiliates or sublicensees. The Licensee shall cause to be paid the relevant support owing to the Licensor for such additional information pursuant to the applicable fees delineated in Article IV. To the extent that the Licensor in its own opinion deems this information to be necessary for the Licensee's use of the Licensed Material, the Licensor shall furnish such specific Know-how as the Licensor deems required and has in its possession.

     (b)  Covenant to Provide Technical Assistance. On the cost basis defined in
          Article IV and other terms herein defined, the Licensor shall provide all reasonable support to the Licensee and/or its Related Companies, Affiliates, sublicensees or other third parties in the use of the Licensed Material on a site by site basis.

     (c) Excluded Know-how. Information with respect to research and advance development activities is not included in the scope of this Agreement and shall not be made available


================================================================================
          hereunder. Nothing contained in this Agreement shall oblige the Licensor or its Affiliates to make available to Licensee or its Related Companies or Affiliates any information concerning any further invention, development or improvement of the Licensor until an application for letters patent thereon has been filed in the United States patent office.

6.02 Provision of Necessary Information. The Licensee shall cause to be provided to the Licensor any and all information requested and otherwise known to be required, as detailed hereafter, so that the Licensor may conduct an initial feasibility study and prepare a preliminary proposal for each site. The information required by the Licensor shall include, but shall not be limited to:

     (a) Nature, extent and relative degradation of the site with specific identifying information;

     (b) Quantity, flow, throughput and influent source characteristics as applicable;

     (c)  Specific details on the existing industrial processes and operations;

     (d) Sufficient characteristic samples of the waste intended to be remediated and/or treated by the Licensed Material, not less than one
          (1) gallon for liquids and five (5) pounds for soils, sludges, and other semi-solid wastes;

          (i) Sampling Procedure. The sampling procedures which shall be adhered to will be provided in the site specific SOP manuals.

     (e)  Desired nature, level and extent of treatment and/or recovery;

     (f)  Specific  site  information   (including   schematics  if  accessible)
          detailing the site accessibility, structural design requirements, sewer availability, power and water supply availability, power type;

     (g)  Overall geophysical and hydraulic characteristics of the site; and,

     (h) Any other information deemed necessary by the Licensor on a site by site basis.

6.03 Non-Conformance of Information; Off-Spec Wastes and/or Sites. As provided herein, the Licensor will be performing a feasibility study for each site. The parties recognize that this study is critical for determining the nature and the extent of the applicability of the Technology and Process, as well as the design, engineering and construction for each site. In order to perform this feasibility study, samples and other information must be provided. If the actual site or waste characteristics materially differ from the samples' characteristics, the site or waste will be deemed by the Licensor to have not met the original specifications of the site. The non-conforming waste or site will be deemed to be off-spec. The Licensee hereby agrees that it shall bear all reasonable costs and expenses associated with re-performing any additional feasibility studies, designs, proposals or work-plans.

6.04 Licensee to Bear Costs.

     (a) Set-up. The Licensor will bear the costs of preparing its per site process design proposal and work-plan. The Licensee will cause the sublicensee and/or site operator, at its cost, to obtain all necessary approvals needed to operate the site, and will bear all remaining costs associated with site set-up, including but not limited to final process design, engineering, construction, and operation. Any support required at any time will be provided by the Licensor on the cost basis defined in Article IV. The Licensor or Licensee shall designate a third-party engineering and/or construction firm (hereinafter the "engineering contractor") for each site. The engineering contractor shall work with the Licensor and will be required to enter into separate agreements (including but not limited to nondisclosures and indemnifications) directly with the Licensor. The Licensee will bear any additional costs which may be charged for any regulatory, legal or permitting requirements, which requirements are the sole obligation of the Licensee or its Related Companies or the engineering contractor to comply with.


================================================================================

     (b) Covenant to Assist in Design, Engineering and Construction. Upon satisfaction of the condition that the engineering contractor enters into any separate agreements with Licensor as the Licensor deems necessary, the Licensor covenants to assist the engineering contractor in the design, engineering and construction of that portion of any site in which the remediation, recovery and/or treatment activities contemplated by this Agreement shall be conducted. The Licensor further covenants that, to the extent only that it is able, it will assist the engineering contractor in a reasonable manner in the design, engineering and construction of other portions of any site. The Licensor shall furnish that reasonable Know-how necessary to comply with the conditions of this covenant.

          (i) Any support required at any time to comply with the conditions of this covenant will be provided by the Licensor on the cost basis defined in Article IV.

     (c) Covenant to Render Technical Assistance for Operation. The Licensee shall designate for each site a Related Company, third party or itself as the Site Operator. The site operator, may at the option of the Licensor, be required to enter into separate agreements (including but not limited to nondisclosures and indemnifications) directly with the Licensor. This covenant shall only be given upon the execution of these agreements in the event that the Licensor elects to have said agreements executed.

          (i) Upon satisfaction of the foregoing condition, the Licensor covenants to assist and to render all reasonable technical and other support required to initiate and maintain operation at each site, for only those portions of each site in which the remediation, recovery and/or treatment activities contemplated by this Agreement shall be conducted.

          (ii) Any support required at any time to comply with the conditions of this covenant will be provided by the Licensor on the cost basis defined in Article IV.

          (iii)The determination as to whether any on-site assistance by the Licensor is required will be made solely by the Licensor.

6.05 Purchase of Essential Components Exclusively from Licensor. The Licensee shall cause the sublicensee and/or site operator to purchase all components termed herein as essential directly from the Licensor pursuant to the following terms and conditions:

     (a) Essential Reagents. The Licensee, as a part of the consideration for the License herein granted, hereby agrees to purchase the essential reagents directly from the Licensor. There are two essential reagents for which this term applies: (1) SST; and, (2) a required polymer compound. SST shall be purchased on a per gallon basis and the polymer shall be purchased on a per pound basis pursuant to the cost basis provided for in Article IV.

          (i) Requirement of Manufacturing. At no time, except upon the express written consent and control of the Licensor, shall SST or the polymer be manufactured in the Grant Territory.

          (ii) Shipping. All costs of shipment shall be borne by the site operator. The method of shipment shall be f.o.b. (shipping) from point of manufacture, having that meaning ascribed to it by standard convention.

     (b) Essential Process Equipment. Except upon the express written consent of the Licensor, the Licensee, as a part of the consideration for the License herein granted, hereby agrees to cause the sublicensee and/or site operator to purchase the essential process equipment directly from the Licensor. All pieces or categories of equipment which shall be deemed essential and shall be purchased directly from the Licensor shall be detailed in the Site Specific Agreement for each site.


================================================================================

          (i) Shipping. All costs of shipment shall be borne by the site operator. The method of shipment shall be f.o.b. (shipping) from the point of manufacture and/or distribution, having that meaning ascribed to it by standard convention.

     (c) Licensor Covenants to Supply Essential Components. The Licensor hereby covenants that it will within a reasonable time supply the aforesaid essential components to the Licensee or its designated recipient on an as needed basis.

          (i) Ability to Supply. As of the date hereof, Licensor represents and warrants to Licensee that it presently has and shall have the ability to supply the aforesaid essential components to the Licensee or its designated recipient.

     (d) Excluded Components. The Licensee or its Related Companies or any engineering contractors shall source and provide for all components not herein referenced, or provided for in any Site Specific Agreement.

6.06 Covenant to Provide Training. Licensor hereby covenants and agrees to train the personnel of the site operator for the requisite laboratory and process operations.

     (a) Procedure on Training. All personnel shall be trained over the course of two (2) weeks at the Licensor's principal facility at One KBF Plaza in Paterson, New Jersey - and a period of time not to exceed one (1) week on location at the individual site.

     (b) Standard Operating Procedure. As part of the preparation of the final design proposal for each site, the Licensor shall prepare a site specific Standard Operating Procedure (the "SOP") manual for the site. All personnel will be trained according to the standard operating procedure of their respective sites.

     (c) Indemnification on Failure to Comply with the SOP. The Licensee hereby agrees to indemnify and hold the Licensor harmless from all loss, expense (including reasonable attorneys' fees) and damages arising out of any claims, demands and liabilities (including claims by Related Companies, sublicensees, employees and/or other third parties) incurred by its, their own or the site operator's neglect arising out of the failure to strictly abide by and adhere to the terms and instructions specified in the site SOP manual and the relevant Site Specific Agreement.

6.07 Assumption of Risk by Licensee. Licensee agrees that it shall be responsible for damage to its or its Related Companies' property and for injury or death of its employees and agents caused by any acts or omissions to act arising from its or it's sublicensee's direction, supervision or instruction, including negligence, of the employees or agents of the Licensor, during the performance of this Agreement. The Licensee agrees to release the Licensor from any and all liability for loss or damage so caused to its or its Related Companies' properties, and further agrees to indemnify and hold harmless the Licensor against all claims and causes of action arising out of such damage to property or such injury or death of employees or agents, except where actions or omissions of the Licensor or its agents give rise to any claims, demands and liabilities.

     (a) Environmental, Health and Safety Considerations. Since the Licensee will hire or cause to be hired various engineering contractors, the Licensee expressly acknowledges that it will be the responsibility of such engineering contractors as well as the Licensee, not the Licensor, to ensure that each site is ultimately designed, engineered, constructed and thereafter operated in accordance with the applicable safety, health, and environmental standards or requirements of the Grant Territory,

     (b) General Indemnification. Licensee further indemnifies and holds Licensor harmless from any and all claims, demands, causes of action and all costs of defense incurred by the Licensor (including court costs and reasonable attorney's fees actually incurred) which


================================================================================
          claims, demands or causes of action are asserted by any third party whatsoever including employees of the Licensee and its Related Companies and are caused or alleged to be caused by reason of any fault or defect in the design, construction or operation of any site.

     (c) Survival. The provisions of this clause shall survive expiration or termination of this Agreement for any reason and shall not be affected thereby.

6.08 Maintenance of Secrecy; Restrictions; Survival. It is recognized by the parties hereto that information in the form of Know-how will be disclosed, taught or delivered by the Licensor pursuant to this Agreement and will contain and incorporate confidential information in which Licensor has and will continue to have a proprietary interest as the owner of such information, and Licensee agrees to maintain, and will maintain, as confidential any and all information disclosed to Licensee, directly or indirectly, pursuant to this Agreement. Licensee will obtain from its employees, contractors, consultants, agents, stockholders and other persons having access to Know-how acquired by Licensee from Licensor (or any possible third party infringer), pursuant to this Agreement, duly binding agreements from such persons, in a form acceptable to Licensor, to maintain in confidence any such information disclosed to such person by Licensee. Licensee agrees to reveal Know-how revealed to it by Licensor pursuant to this Agreement, only to such persons and only to the extent as may be required to permit Licensee to make possible the utilization of such Know-how pursuant to this Agreement. The provisions of this paragraph shall survive the termination of this Agreement.


                                   ARTICLE VII
                                   -----------
             DISTRIBUTION - MARKETING MINIMUM SALES AND BEST EFFORTS
             -------------------------------------------------------

7.01 Authorized Sales Channel. Licensee shall arrange for the sale or use of the Licensed Material in the Grant Territory.

7.02 No Competitive Products. Licensee hereby covenants and agrees that it shall not sell or use any material which may be regarded by the Licensor as directly competitive with the Licensed Material, except upon the express written consent of the Licensor.

7.03 Reciprocal Exchange of Commercial Information. The Licensor agrees to furnish to the Licensee all commercial and marketing information and contacts which it has heretofore obtained or developed in connection with the exp1oitation of the Licensed Material in the Grant Territory, and the Licensee agrees to furnish to the Licensor all commercial and marketing information and contacts which it has heretofore obtained or developed in connection with the exploitation of the Licensed Material in the Grant Territory.

7.04 Best Efforts of Licensee. The Licensee hereby covenants and agrees to use its best efforts to promote the sale and use of the Licensed Material in the Grant Territory. The Licensee shall as soon as possible after receiving the Licensed Material herein granted begin to sell and to arrange for penetration of the Grant Territory. The Licensee shall at all times throughout the life of this Agreement exert its best efforts to create, service, supply and otherwise satisfy as extensive a market for the Licensed Material in the Grant Territory as is possible. Breach of this provision in any manner shall be deemed a material breach for which the Licensor may pursue termination in full accord with this Agreement.

     (a) Duty to Exploit. It is understood and agreed that the Licensee undertakes for itself the obligation to sell the Licensed Material, but shall not incur any pecuniary liability for breach of this undertaking, it being understood and agreed that if the Licensee declines to accept otherwise feasible orders from any purchasers or fails to meet the requirements of any purchaser of the Licensed Material provided for in orders accepted by die Licensee, the Licensor may license such other third parties to supply the Licensed Material to such purchasers. Said licenses to said third parties shall be confined to supplying the Licensed Material to only such purchasers from whom the Licensee may have refused to accept orders or whom the Licensee has failed to supply, and said license shall be limited as to


================================================================================
          time only to the extent that the Licensee corrects such non-conforming conduct. The Licensor agrees that, in the event of the Licensee's breach of this duty to exploit the Licensed Material, no license shall be granted to any third party upon terms more favorable than the terms then in force between the Licensee and the Licensor.

     (b) Sales Organization and Efforts. The Licensee agrees to maintain suitable sales personnel and exert its best efforts toward vigorously promoting the sales and use of the Licensed Material, including prompt handling of all inquiries, personal calls on customers and/or potential site operators and local marketing to the extent permissible or practical in the Grant Territory.

7.05 Minimum Sales Requirement. If within any one (1) year period, as measured by the anniversary date of the first Site Specific Agreement, there shall be any less than ten (10) additional individual sites in operation in the Grant Territory using the Licensed Material (i.e., ten additional sites each year), or otherwise in substantial completion of construction, the Licensor may, at its option, choose to excise the exclusivity provisions from this Agreement and license the Licensed Material to others for the exploitation of the Grant Territory market. This requirement shall accrue and is to be satisfied only by the sales and marketing efforts of the Licensee; any site or contract that results from the sales or marketing efforts of the licensor shall not be included in the accrual or satisfaction of this requirement. Breach of this provision in any manner shall be deemed a material breach for which the Licensor may pursue termination in full accord with this Agreement.

7.06 Remedy on Inability to Supply Demand. In the event of or at the time the Licensee should be unable to supply the Demand for the Licensed Material, the Licensor shall have the right after reasonable notice to the Licensee to engage in sufficient efforts (including licensing to others) to fill such demand over and above the then present capacity of the Licensee but only so long as the Licensee shall be unable to fulfill said demand or otherwise gives its consent to the Licensor to engage in such efforts. Otherwise, the Licensor shall have the right to pursue termination in accord with Section 3.02 (a)(iv) hereof.


                                  ARTICLE VIII
                                  ------------
                 QUALITY CONTROL; STANDARD OPERATING PROCEDURES
                 ----------------------------------------------

8.01 Quality Control. Since quality control and quality assurance protocols (hereinafter "QC/QA") are essential to the efficient operation of the Technology and Process, and the failure to conform to these protocols may result in the failure of the Technology and Process to function as contemplated hereby, the Licensee hereby agrees that it shall, pursuant to this Agreement and each individual Site Specific Agreement, cause strict adherence to all QC/QA standards for each site precisely equivalent to those provided for in the Standard Operating Procedure (the "SOP") manual, which manual shall be provided to the Licensee and/or site operator and the individual employees of the site operator by the Licensor.

8.02 Standard Operating Procedures. As part of the preparation of the final design proposal for each site, the Licensor shall prepare a site specific SOP manual for each site, all personnel trained by the Licensor will be trained according to the standard operating procedure of their respective sites. All necessary copies of the SOP manual shall be provided to trained personnel and/or the site operator and/or the Licensee at the expense of the Licensor.

8.03 QC/QA Reporting Requirement. The Licensee shall, pursuant to this Agreement and each individual Site Specific Agreement, cause to be enforced strict compliance with all site specific QC/QA reporting requirements detailed in each site specific SOP manual, to be provided prior to the commencement of operations at each site.

8.04 Procedure on Failure to Comply. Strict adherence to the QC/QA protocols and the SOP shall be required. Since strict compliance with the SOP and QC/QA protocols is critical to the effective use of the Licensed Material, the Licensee, as a part of the consideration for the License herein granted, agrees to


================================================================================
cause strict compliance with the SOP and QC/QA protocols. The Licensee further covenants that it shall have the responsibility and authority to enforce compliance of these protocols, and shall do so in strict compliance with the terms and provisions of this Article.

     (a) Notice of Non-Compliance. Any deviation from the QC/QA protocols or any material operating provision of the SOP will result in the issuance of a Notice of Non-Compliance. The notice will issue to the Licensee as well as to the site operator. The site operator will then be given ten days (10) to cure the compliance deficiency. If the deficiency remains uncured, an additional notice will issue. The site operator will be given ten (10) additional days to cure the deficiency. This process of notice and instruction to cure will repeat a maximum of five (5) times for the same deficiency. If the deficiency at issue still remains uncured, the Licensor shall issue to the Licensee and the site operator a Notice of Issuance of Penalty.

     (b) Issuance of Penalty. The Licensor may issue to the Licensee a fine not to exceed $15,000 for each penalty required to be imposed. The Licensee shall then enforce and make all reasonable efforts to collect this penalty as against the site operator.

     (c) Visitation. The Licensor, at its option, may at any time elect to visit the site in violation in order to ensure correction of any deficiency. The reasonable costs of any such visitation shall be borne equally by the Licensee and Licensor.

     (d) Material Breach. Continued persistent failure to correct any one single violation and/or deviation from the procedure as outlined herein and in the individual per site SOP manuals over the course of any six (6) month period will be deemed a material breach for which the Licensor may pursue termination in full accord with the provisions of this Agreement.


                                   ARTICLE IX
                                   ----------
                                MUTUAL COVENANTS
                                ----------------

Each of the parties hereto covenants to the other party as follows:

9.01 Incorporation of Previous Agreements. The parties hereto agree that all confidential information and/or evaluation materials, respectively defined in the Nondisclosure and Confidentiality Agreements (collectively, the "confidentiality agreements"), executed by the parties on December 30, 1997, and disclosed in furtherance of this Agreement, shall remain confidential between the parties and there will be no disclosure of these materials except as provided under the terms of the confidentiality agreements and this Agreement.

9.02 Confidentiality of Terms. With the exception of acknowledging that this exclusive license for the territory has been established for a minimum period of ten (10) years, all other terms relating to this contract shall remain confidential between the parties and there shall be no disclosure of them by a party without the written consent of the other party, except as is necessary to comply with any Legal and/or accounting disclosure requirements.

9.03 General Confidentiality. Except as otherwise required by law or in connection with judicial, administrative or arbitration proceedings (in which case the disclosing party shall be afforded a reasonable opportunity to seek a protective order), each of the parties agrees not to (i) disclose any confidential information herein defined of the other party, or the remaining terms of this Agreement, to any individual or entity (other than its directors, officers, employees, agents and representatives with a need to know such confidential information) or (ii) use any confidential information of the other party for any purpose other than consummating the transaction contemplated hereby and, with respect to Licensee, conducting the remediation, recovery and/or treatment contemplated herein.


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                                       21

9.04 Mutual Cooperation. The parties acknowledge that in order to further the purposes of this Agreement, information containing or consisting of trade secrets, customer lists and other confidential information may be communicated by either party to the other. Such information may take the forms of plans, drawings and data, and will be deemed confidential unless otherwise designated by the Licensor of Licensee as "Non-Confidential Information." The parties hereto agree to cooperate after the execution of this Agreement to the fullest extent reasonably necessary to consummate fully the transaction contemplated hereby, including but not limited to accounting for the transaction hereunder.

9.05 General Indemnification of Licensor. The Licensee shall not incur any liability or indebtedness in the name of the Licensor, nor do or suffer any act or thing which may render the Licensor liable for the payment of any money to any third person for any purpose whatsoever, except as herein otherwise provided. The Licensee hereby agrees to indemnify and hold the Licensor harmless from all loss, expense (including reasonable attorney's fees) and damages arising out of any claims, demands and liabilities incurred by its own neglect in connection with the fulfillment of the terms and conditions of this Agreement.


                                    ARTICLE X
                                    ---------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

10.01 Representations and Warranties of Licensee. As of the date hereof, Licensee represents and warrants to Licensee as follows:

     (a) Authority. Licensee has full power, capacity and authority (corporate or otherwise) to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by Licensee, and no other proceedings (corporate or otherwise) on the part of Licensee are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This agreement has been duly and validly executed and delivered by Licensee, and (assuming valid execution and delivery by Licensor) constitutes the legal, valid and binding agreement of Licensee.

     (b) Consents and Approvals. There is no authorization, consent, order or approval of, or notice to or filing with, any individual or entity required to be obtained or given in order for Licensee to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to fully perform its obligations hereunder.

     (c) Absence of Conflicts. The execution, delivery and performance by Licensee of this Agreement, and the consummation by Licensee of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or lapse of time or both, (i) violate any provision of law, statute, rule or regulation to which Licensee is subject, (ii) violate any order, judgment or decree applicable to Licensee, or (iii) conflict with or result in a breach or default under any term or condition of the Certificate of Incorporation or By Laws of Licensee, or any agreement or other instrument to which Licensee is a party or by which it is bound.

     (d) Brokers and Finders. Neither Licensee nor any of its officers, directors, employees, Affiliates or associates has employed any broker, finder or investment banker, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated by this Agreement.

     (e) Related Companies and Affiliates. The Licensee has the means to exploit the entire market in the Grant Territory, and to arrange for timely payment of all fees and royalties herein defined itself or through existing arrangements with Related Companies or other third parties.


================================================================================

10.02. Licensee Covenant to Assist in Approvals. The Licensee hereby covenants, as part of the consideration of this Agreement, to engage in all reasonable efforts to secure all approvals reasonably required by the Licensor, including but not limited to approval to the EPA SITE program and any and all patent approvals in each national market in which the Licensee will market the Licensed Material.

10.03 Survival of Representations and Warranties; Covenants; Indemnities. All representations, warranties, covenants and indemnities contained herein or made in writing by any party in connection herewith shall survive the termination or expiry of this Agreement indefinitely. All covenants contained herein shall survive until performed fully. The provisions for payment of (and accounting in respect to) the fees detailed in Article IV of this Agreement and other monies due to the Licensor under this Agreement shall survive the termination or expiry of this Agreement.

10.04 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than to those to which it was held invalid, shall not be affected thereby, shall be severable, shall inure to the benefits of both parties and shall be valid and enforceable in accordance with their terms.

10.05 Further Acts. The parties hereto agree, as part of the consideration to this Agreement, to perform such further acts and execute such additional instruments as may be necessary to carry out the full intent and purpose of this Agreement.

10.06 Counterparts. This agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10.07 Headings. The article, section and provision headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.08 Application. This agreement applies to, inures to the benefit of, and binds the parties hereto and, subject to the express assignment provisions hereof, their respective successors and assigns.

10.09 Scope. This agreement together with the attachments annexed hereto constitutes the entire agreement between the parties. It supercedes any prior agreement or understandings between them as to the subject matter contemplated herein, and it may not be modified or amended in any manner other than as set forth herein.

10.10 Amendment and Modification. This agreement may only be amended, modified or supplemented by written agreement of the parties.

10.11 Assignment. Licensor shall have a right to assign any and all of its rights under this Agreement to any Affiliate or other entity owned or controlled by Licensor provided that Licensor and the assignee shall be jointly and severally liable to perform all of Licensor's obligations hereunder. Otherwise, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the express prior written consent of the other party, except that Licensor or Licensee may assign their respective rights and obligations under this Agreement to any purchaser of all or substantially all of their respective assets or the assets or their respective parent companies.

10.12 Waiver. Any failure of the Licensor, on the one hand, or the Licensee, on the other, to comply with any obligation herein may be expressly waived hereunder, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver must be in writing and duly executed by the appropriate party. The remedies set forth in this Agreement shall be cumulative and no one shall be construed as exclusive of any other or of any remedy provided by law. The failure of any party to exercise any remedy at any time shall not operate as a waiver of them or the right of such party to exercise any remedy for the same or subsequent default at any time.

10.13 Reservation of Rights. All rights not specifically and expressly granted to the Licensee by this Agreement are reserved to the Licensor.


================================================================================

10.14 Third Parties. Except as specifically set forth or referred to herein, nothing herein shall be construed to confer upon or give to any party other than the parties hereto and, only if applicable, their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

10.15 No Agency or Partnership. The parties are not partners or joint venturers nor is the Licensee entitled to act as the Licensor's agent, nor shall the Licensor be liable in respect of any representation, act or omission of the Licensee of whatever nature.

10.16 Force Majeure. The parties hereto shall not be liable for the failure of performance hereunder if occasioned by war, declared or undeclared, fire, flood, acts of God, interruption of transportation, embargo, accident, explosion, inability to procure or shortage of supply of raw materials, equipment, or production facilities, prohibition of import or export of the Licensed Materials covered hereby, governmental orders, regulations, restrictions, priorities or rationing, or by strike, lockout, or other labor troubles interfering with the production or transportation of such goods or with the supplies of raw materials entering into their production of or any other cause beyond the control of the parties. Any suspension of performance by reason of this article shall be limited to the period during which such cause of failure exists, but such suspension shall not affect the running of the term of this Agreement.

     (a) Merger or Acquisition. In the event of the direct or indirect acquisition, or assumption of a 20% or greater controlling interest of the Licensee by any superior authority, the Licensor shall, at its option, have the right to terminate this Agreement at any time thereafter upon giving written notice thereof to the Licensee, and, upon the giving of such notice of termination, this Agreement shall terminate forthwith.

          (i) Continuing Rights and Obligations. In the event of such termination, the Licensee and/or the relevant superior authority shall be entitled to income as provided for by the terms of this Agreement, and shall remain obligated to the Licensor for all royalties payable and duties owing hereunder for only those sites, as that term is herein defined, existing upon termination in the event provided for by subparagraph 10.16 (a) hereof. In the event of any such termination, the Licensor hereby covenants to contract or otherwise deal with the Licensee and/or the relevant superior authority on a site by site basis as is reasonably necessary for each of these existing sites.

          (ii) Non-Exclusivity. In the event of the direct or indirect acquisition, or assumption of a 20% or greater controlling interest of the Licensee by any superior authority, the Licensor, at its option, and in lieu of termination, may choose to excise the exclusivity provisions from this Agreement and may license the Licensed Material to others for the exploitation of the Grant Territory market. If the Licensor chooses to exercise this option, there shall be no effect on the royalties payable and duties owing to the Licensor pursuant to the remaining terms of this Agreement

10.17 Conflicts. In the event that any provision, term, condition, or object of this Agreement may be in conflict with any law, measure, ruling, court judgment (by consent or otherwise), or regulation of the any governmental authority, or any department or agency thereof and the legal counsel of either party shall advise that in their considered opinion such conflict, or a reasonable possibility of such conflict exists, then either party may propose to the other appropriate modifications of this Agreement to avoid such conflict. In such case, if an agreement or modification is not reached within sixty (60) days, the party making such proposal, after thirty (30) day written notice to the other party, may terminate this Agreement in its entirety, as of a date subsequent to such thirty (30) days, and which shall be specified in said notice.

10.18 Government Approval. Any approval of this Agreement by any government which may require the Licensee to seek its approval to enable the Licensee to enter into this Agreement or to make payments


================================================================================
hereunder in United States dollars in the United States of America shall be secured in writing by the Licensee who shall supply the same or a true copy thereof to the Licensor within six (6) months of the date of this Agreement.

10.19 Joint and Several. All agreements on part of either of the parties which comprises more than one person or entity shall be joint and several.

10.20 Currency. Throughout this Agreement the currency is U.S. Dollars.

10.21 Entire Agreement. This agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement other than as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in express writing and signed by a proper and duly authorized representative of the party to be bound thereby. This written agreement embodies all of the understanding and obligations between the parties with respect to the subject matter hereof.


                                   ARTICLE XI
                                   ----------
                                  GOVERNING LAW
                                  -------------

11.01 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.


                                   ARTICLE XII
                                   -----------
                                NOTICE PROVISIONS
                                -----------------

12.01 Notices. All notices, consents, requests, demands and other communications required or permitted hereunder shall not be binding unless in writing and shall be deemed to have been duly given when delivered by hand or by facsimile transmission (transmission confirmed and hard copy mailed by first class mail) or three (3) days after mailed, certified or registered mail with postage prepaid:

          (a)  If to Licensor, to:

                        KBF Pollution Management, Inc.
                        1 KBF Plaza
                        End of Jasper Street
                        Paterson,  New Jersey 07522
                        Attn:  Lawrence M. Kreisler
                        Fax No.:  973-942-7700

or to such other person or address as the Licensor shall furnish to the Licensee in writing by notice given in the manner set forth above.

          (b)  If to the Licensee, to:

                        Solucorp Industries, Ltd.
                        250 West Nyack Road
                        West Nyack, New York 10994
                        Attn.:  Peter Mantia
                        Fax No.: 914-623-4987

or to such other person or address as the Licensee shall furnish to the Licensor in writing by notice given in the manner set forth above.


================================================================================

12.02 Adequacy of Service. Notice given personally shall be deemed given at the time of delivery. Notice sent by post in accord with this clause shall be deemed given at the commencement of business on the second business day following its posting. Notice sent by telefax or facsimile transmission in accord with this clause shall be deemed given at the time of actual transmission and must be accompanied by notice by post. Notice sent by post must either be sent certified mail, return receipt requested, or by Federal Express or other suitable licensed overnight carrier.


                                  ARTICLE XIII
                                  ------------
                            DELIVERIES UPON EXECUTION
                            -------------------------

13.01 Deliveries. The following deliveries shall be made upon execution and unless waived by the appropriate party in writing or by consummating the transactions contemplated hereby without them, are conditions precedent to execution of this Agreement:

     (a) Letters patent and applications for letters patent of the Licensor (Attachment A);

     (b) All relevant agreements as and between the Licensee and any Related Company in the Grant Territory with whom the Licensee intends on working or partnering with to conduct the remediation, recovery and/or treatment activities contemplated herein;

     (c) Samples, and precise quantity, flow, throughput and existing process data for the anticipated first site;

     (d)  All unrestricted common stock of the Licensee due upon execution; and,

     (e) All other attachments to this Agreement as deemed reasonably necessary by either party.

13.02 Further Assurances. Licensor and Licensee shall each deliver, or cause to be delivered, all other documents reasonably required to be delivered by the other party at the execution and shall take all other actions which are reasonably necessary or appropriate in order to consummate fully the transactions contemplated hereby.

13.03 Compliance With Payment Schedule. Concurrently upon execution of this Agreement, Licensee shall pay all fees owing to Licensor in accord with the terms of Article IV.



IN WITNESS WHEREOF, Licensor and Licensee have caused this Agreement to be duly executed in their names by their proper officers thereunto duly authorized and their corporate seals to be hereunto affixed on the date hereinafter set forth.

KBF POLLUTION MANAGEMENT, INC.                         SOLUCORP INDUSTRIES

By:/S/ LAWRENCE M. KREISLER                            By: /S/ PETER R. MANTIA
   ------------------------                                --------------------
        Lawrence M. Kreisler                                   Peter R. Mantia
        President, Chief Executive Officer                     President

Date: March 20 1998                                    Date: March 20, 1998
      -------------                                          ---------------



(Corporate Seal]                                                (Corporate Seal]

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                                       26